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EXHIBIT 3.5

CERTIFICATE OF INCORPORATION
OF
LUTON INC.

        FIRST: The name of the Corporation is Luton Inc.

        SECOND: The address of the Corporation's registered office is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801 and the name of its registered agent thereat is The Corporation Trust Company.

        THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

        FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1000) shares of common stock, one cent ($.01) par value per share.

        FIFTH: The name and mailing address of the incorporator is Jaea F. Hahn, One Battery Park Plaza, New York, New York 10004.

        SIXTH: The Board of Directors is expressly authorized to adopt, alter, amend or repeal the By-Laws of the Corporation. Election of directors need not be by written ballot unless and to the extent provided in the By-Laws of the Corporation.

        SEVENTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after the date of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

        The Corporation shall indemnify to the full extent permitted by the laws of the State of Delaware as from time to time in effect any person who was or is a party or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not an action by or in the right of the Corporation), by reason of the fact that he is or was a director or officer of the Corporation, or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity. The right to indemnification conferred by this Article SEVENTH shell also include the right of such persons to be paid in advance by the Corporation for their expenses to the full extent permitted by the laws of the State of Delaware as from time to time in effect. The right to indemnification conferred on such persons by this Article SEVENTH shall be a contract right.

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 12:00 PM 08/28/1992 722241157 - 2308034

        Unless otherwise determined by the Board of Directors of the Corporation, the Corporation shall indemnify to the full extent permitted by the laws of the State of Delaware as from time to time in effect any person who was or is a party or is threatened to be made a party to or otherwise requires representation by counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not an action by or in the right of the Corporation), by reason of the fact that he is or was an employee (other than an officer) or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity.

        The rights and authority conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of incorporation or the By-Laws of the corporation, agreement, vote of stockholders or disinterested directors or otherwise.

        Neither the amendment nor repeal of this Article SEVENTH, nor the adoption of any provision of the Certificate of Incorporation or By-Laws or of any statute inconsistent with this Article SEVENTH, shall eliminate or reduce the effect of this Article SEVENTH, in respect of any acts or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision.

        IN WITNESS WHEREOF, I have signed this Certificate of Incorporation on this 27th day of August, 1992.

/s/ JAEA F. HAHN Jaea F. Hahn Incorporator

2

CERTIFICATE
FOR RENEWAL AND REVIVAL OF CERTIFICATE OF INCORPORATION

        Luton Inc., a corporation organized under the laws of Delaware, the Certificate of Incorporation of which was filed in the office of the Secretary of State on the 28th day of August, 1992 and thereafter voided for non-payment of taxes, now desiring to procure a revival of its Certificate of Incorporation, hereby certifies as follows:

  1.
  The name of the corporation is Luton Inc.

  2.
  Its registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle and the name of its registered agent at such address is The Corporation Trust Company.

  3.
  The date when revival of the Certificate of Incorporation of this corporation is to commence is the 28th day of February, 1994, same being prior to the date the Certificate of Incorporation became void. Revival of the Certificate of Incorporation is to be perpetual.

  4.
  This corporation was duly organized under the laws of Delaware and carried on the business authorized by its Certificate of Incorporation until the 1st day of March, 1994, at which time its Certificate of Incorporation became inoperative and void for non-payment of taxes and this Certificate of Renewal and Revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of Delaware.

        IN WITNESS WHEREOF, said Luton Inc., in compliance with Section 312 of Title 8 of the Delaware Code, has caused this Certificate to be signed by Thomas J. Riordan, its last and acting Vice President and attested by Mary E. Willard, its last and acting Assistant Secretary, this 11th day of May, 1994.

LUTON INC.
By:	/s/ THOMAS J. RIORDAN Thomas J. Riordan Vice President
ATTEST:
By:	/s/ MARY E. WILLARD Mary E. Willard Assistant Secretary

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
LUTON INC.

* * * * *

        Luton Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

        FIRST: That the Board of Directors of Luton Inc., by the unanimous written consent of its members, filed with the minutes of the board, duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

  RESOLVED, that the Certificate of Incorporation of Luton Inc. be amended by changing the Fourth Article thereof so that, as amended, said Article shall be and read as follows:

    "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one hundred thousand (100,000) shares of common stock, one thousand dollars ($1,000.00) par value per share."

        SECOND: That in lieu of a meeting and a vote of stockholders, the sole stockholder of the Corporation has given written consent to said amendment in accordance with Sections 242 and 228 of the General Corporation Law of the State of Delaware.

        THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said Luton Inc. has caused this certificate to be signed by Mary E. Willard, its Assistant Secretary, this 24th day of April, 1995.

LUTON INC.
By:	/s/ MARY E. WILLARD Mary E. Willard Assistant Secretary

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
LUTON INC.
* * * * *

        Luton Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

        FIRST: That the Board of Directors of Luton Inc., by the unanimous written consent of its members, filed with the minutes of the board, duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

  RESOLVED, that the Certificate of Incorporation of Luton Inc. be amended by changing the Fourth Article thereof so that, as amended, said Article shall be and read as follows:

    "FOURTH: The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is One Hundred Twenty Thousand (120,000) shares, of which One Hundred Thousand (100,000) shares, $1,000.00 par value, shall be of a class designated "Common Stock," and Twenty Thousand (20,000) shares, $10,000.00 par value, shall be of a class designated "Preferred Stock."

          The designations, preferences, privileges and powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions of the above classes of capital stock shall be as follows:

          A. Preferred Stock.

          (1)   Shares of Preferred Stock may be issued in one or more series at such time or times and for such consideration as the Board of Directors may determine. All shares of any one series shall be of equal rank and identical in all respects.

          (2)   Authority is hereby expressly granted to the Board of Directors to fix from time to time, by resolution or resolutions providing for the establishment and/or issuance of any series of Preferred Stock, the designation of such series and the powers, preferences and rights of the shares of such series, and the qualifications, limitations or restrictions thereof, including the following:

            (a)   The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;

            (b)   The rate of dividends, if any, on the shares of that series, whether dividends shall be non-cumulative, cumulative to the extent earned or cumulative (and, if cumulative, from which date or dates), whether dividends shall be payable in cash, property or rights, or in shares of the Corporation's capital stock, and the relative rights of priority, if any, of payment of dividends on shares of that series over shares of any other series;

            (c)   Whether the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, the event or events upon or after which they shall be redeemable or at whose option they shall be redeemable, and the amount per share payable in case of redemption (which amount may vary under different conditions and at different redemption dates) or the property or rights, including securities of any other corporation, payable in case of redemption;

            (d)   Whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amounts payable into such sinking fund;

            (e)   The rights to which the holders of the shares of that series shall be entitled in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, and the relative rights of priority, if any, of payment on shares of that series in any such event;

            (f)    Whether the shares of that series shall be convertible into or exchangeable for shares of stock of any other class or any other series and, if so, the terms and conditions of such conversion or exchange, including the rate or rates of conversion or exchange, the date or dates upon or after which they shall be convertible or exchangeable, the duration for which they shall be convertible or exchangeable, the event or events upon or after which they shall be convertible or exchangeable or at whose option they shall be convertible or exchangeable, and the method (if any) of adjusting the rates of conversion or exchange in the event of a stock split, stock dividend, combination of shares or similar event;

            (g)   Whether the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series; and

            (h)   Any other preferences, privileges and powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation and to the full extent now or hereafter permitted by the laws of the State of Delaware.

          (3)   Payment of dividends shall be as follows:

            (a)   The holders of any series of Preferred Stock, in preference to the holders of the Common Stock and the holders of any junior-ranking series of Preferred Stock, shall be entitled to receive, as and when declared by the Board of Directors out of funds legally available therefor, dividends in cash, property or rights, or in shares of the Corporation's capital stock, at the rate for such series fixed in accordance with the provisions of paragraph A(2)(b) of this Article FOURTH.

            (b)   No dividend shall be paid upon, or declared or set aside for, any series of Preferred Stock with respect to any dividend period unless (i) all dividends on all senior-ranking series of Preferred Stock shall, for the same dividend period, and for all past dividend periods (to the extent the dividends on such senior-ranking series of Preferred Stock are cumulative), have been fully paid or declared and provided for, and (ii) at the same time a like proportionate dividend with respect to the same dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid upon, or declared and provided for, all equally-ranking series of Preferred Stock.

            (c)   So long as any shares of any series of Preferred Stock shall be outstanding, in no event shall any dividend, whether in cash, property (excluding shares of Common Stock of the Corporation) or rights, be paid upon, or declared and provided for, nor shall any distribution be made, on the outstanding shares of Common Stock, unless all dividends on all cumulative series of Preferred Stock with respect to all past dividend periods and unless all dividends on all series of Preferred Stock for the then current dividend period shall have been paid, or declared and provided for, and unless the Corporation shall not be in default under any of its obligations with respect to any sinking fund for any series of Preferred Stock. The foregoing provisions of this paragraph (c) shall not, however, in any way prohibit or limit the Corporation from making a dividend or other distribution of shares of Common Stock on the outstanding shares of Common Stock.

            (d)   No dividends shall be deemed to have accrued on any share of any series of Preferred Stock with respect to any period prior to the date of the original issuance of such share or the dividend payment date immediately preceding or following such date of original issue, except as may otherwise be provided in the resolution or resolutions of the Board of Directors creating such series. Accruals of dividends shall not bear interest.

          (4)   In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of the shares of any series of Preferred Stock then outstanding shall be entitled to receive out of the net assets of the Corporation (whether capital or surplus), but only in accordance with the preferences, if any, provided for such series, before any distribution or payment shall be made to the holders of the Common Stock and any junior-ranking series of Preferred Stock, the amount per share fixed by the resolution or resolutions of the Board of Directors to be received by the holders of such shares on such voluntary or involuntary liquidation, dissolution or winding-up, as the case may be. If such payment shall have been made in full to the holders of all outstanding Preferred Stock of all series, or duly provided for, the remaining net assets of the Corporation shall be available for distribution to the holders of the Common Stock to the extent the Board of Directors shall determine as provided for in paragraph B(2) of this Article FOURTH. If, upon any such voluntary or involuntary liquidation, dissolution or winding-up, the net assets of the Corporation available for distribution among the holders of any one or more series of the Preferred Stock which (i) are entitled to a preference over the holders of the Common Stock upon such voluntary or involuntary liquidation, dissolution or winding-up, and (ii) rank equally in connection therewith, shall be insufficient to make payment in full of the preferential amount to which the holders of such shares shall be entitled, then such assets shall be distributed among the holders of each such series of the Preferred Stock ratably according to the respective amounts to which they would be entitled in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. Neither the consolidation nor merger of the Corporation, nor a reduction of the capital of the Corporation, nor the sale, lease or conveyance (whether for cash, securities or other property) of all or part of its assets, shall be deemed a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation within the meaning of the foregoing provisions.

          (5)   The shares of Preferred Stock shall have no voting power or voting rights with respect to any matter whatsoever, except as may be otherwise required by law or may be provided in the resolution or resolutions of the Board of Directors creating the series of which such shares are a part.

        B. Common Stock.

          (1)   After the requirements with respect to preferential dividends, if any, on any series of Preferred Stock (fixed pursuant to paragraph A(2)(b) and as further provided for in paragraph A(3), both of this Article FOURTH) shall have been met, and after the Corporation shall have complied with all requirements, if any, with respect to the setting aside of sums in a sinking fund for the purchase or redemption of shares of any series of Preferred Stock (fixed pursuant to paragraph A(2)(d) of this Article FOURTH), then, and not otherwise, the holders of Common Stock shall receive, to the extent permitted by law and to the extent the Board of Directors shall determine, such dividends as may be declared from time to time by the Board of Directors.

          (2)   After distribution in full of the preferential amount, if any (fixed pursuant to paragraph A(2)(e) and as further provided for in paragraph A(4), both of this Article FOURTH), to be distributed to the holders of any series of Preferred Stock in the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of the Common Stock shall be entitled to receive such of the remaining assets of the Corporation of whatever kind available for distribution to the extent the Board of Directors shall determine.

          (3)   Each share of Common Stock shall be equal and identical in all respects and for all purposes including, without limitation, all dividend, distribution and dissolution and liquidation rights."

        SECOND: That in lieu of a meeting and a vote of stockholders, the sole stockholder of the Corporation has given written consent to said amendment in accordance with Sections 242 and 228 of the General Corporation Law of the State of Delaware.

        THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said Luton Inc. has caused this Certificate to be signed and its corporate seal affixed by Thomas J. Riordan, its Vice President and attested by Mary E. Willard, its Assistant Secretary, this 24th day of May, 1995.

LUTON INC.
By:	/s/ THOMAS J. RIORDAN Thomas J. Riordan Vice President
ATTEST:
By:	/s/ MARY E. WILLARD Mary E. Willard Assistant Secretary

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
LUTON INC.
* * * * *

        Luton Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

        FIRST: That the Board of Directors of Luton Inc., by the unanimous written consent of its members, filed with the minutes of the board, duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

  RESOLVED, that the Certificate of Incorporation of Luton Inc. be amended by deleting the first paragraph thereof in its entirety and inserting in its place the following:

          "FOURTH: The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is One Hundred Twenty Thousand (120,000) shares, of which One Hundred Thousand (100,000) shares, One Dollar ($1.00) par value, shall be of a class designated 'Common Stock,' and Twenty Thousand (20,000) shares, Ten Thousand dollars ($10,000.00) par value, shall be of a class designated 'Preferred Stock.' Effective at the time this Amendment becomes effective, the 100 issued and outstanding shares of common stock of the Corporation shall be reclassified into one share of the Corporation's Common Stock, par value $1.00 per share."

        SECOND: That in lieu of a meeting and a vote of stockholders, the sole stockholder of the Corporation has given written consent to said amendment in accordance with Sections 242 and 228 of the General Corporation Law of the State of Delaware.

        THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said Luton Inc. has caused this certificate to be signed by Mary E. Willard, its Assistant Secretary, this 20th day of December, 1995.

LUTON INC.
By:	/s/ MARY E. WILLARD Mary E. Willard Assistant Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 10:01 AM 12/19/1997 971439502-2308034

CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
EVODE U.S.A. INC.
INTO
LUTON INC.
* * * * * *

        LUTON INC., a corporation organized and existing under the laws of Delaware, DOES HEREBY CERTIFY:

        FIRST:    That this corporation was incorporated on the 28th day of August, 1992, pursuant to the General Corporation Law of the State of Delaware.

        SECOND:    That this corporation owns all of the outstanding shares of the stock of Evode U.S.A. Inc., a corporation incorporated on the 15th day of February, 1989, pursuant to the General Corporation Law of the State of Delaware.

        THIRD:    That this corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the Board on the 15th day of December, 1997, determined to and did merge into itself said Evode U.S.A. Inc.

        RESOLVED, that Luton Inc. merge, and it hereby does merge into itself said Evode U.S.A. Inc. and assumes all its obligations and

        FURTHER RESOLVED, that the merger shall become effective on January 1, 1998 at 12:06 a m.; and

        FURTHER RESOLVED, that the terms and conditions of the merger are as outlined in the Plan of Merger attached hereto as Exhibit A and

        FURTHER RESOLVED, that the proper officer of this corporation be and he or she is hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said Evode U.S.A. Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger, and

        FURTHER RESOLVED, that this corporation change its name by changing Article FIRST of the Certificate of Incorporation of this corporation to read as follows: FIRST. The name of the corporation is AlphaGary Corporation.

        IN WITNESS WHEREOF, said Luton Inc. has caused this Certificate to be signed by Thomas J. Riordan, its Vice President, this 15th day of December, 1997.

LUTON INC.
By:	/s/ THOMAS J. RIORDAN Thomas J. Riordan Vice President

EXHIBIT A

PLAN OF OWNERSHIP AND MERGER

        Plan of Ownership and Merger (the "Plan") of Evode U.S.A. Inc., a Delaware corporation ("Evode U.S.A."), with and into its parent corporation, Luton Inc., a Delaware corporation ("Luton").

        The following summarizes the basic terms and conditions of the merger between the aforesaid parties:

ARTICLE 1
MERGER OF EVODE U.S.A. WITH AND INTO LUTON

        1.1    The Merger.    At the Effective Time (as hereinafter defined), subject to the terms and conditions of this Plan and pursuant to the provisions of the General Corporation Law of Delaware, Evode U.S.A. shall be merged with and into its parent corporation, Luton (the "Merger"), the separate existence of Evode U.S.A. (except as may be continued by operation of law) shall cease, and Luton shall continue as the surviving corporation. The Merger shall have the effects set forth herein and the effects set forth in the General Corporation Law of Delaware.

        1.2    Effective Date and Time of Merger.    The Certificate of Ownership and Merger shall provide that the Merger shall be effective January 1, 1998 at 12.06 a.m. (the "Effective Date and Time").

ARTICLE 2
CANCELLATION OF SHARES

        2.1    Cancellation of Shares.    At the Effective Date and Time, by virtue of the Merger and without any action on the part of Evode U S A or the holders of each share of $1.00 par value common stock of Evode U.S.A. issued and outstanding immediately prior to the Effective Date and Time shall be cancelled and retired and no payment shall be made with respect thereto.

ARTICLE 3
NAME CHANGE OF SURVIVING CORPORATION

        3.1    Name Change.    At the Effective Date and Time, the name of the surviving corporation shall be changed to AlphaGary Corporation.

ARTICLE 4
SHAREHOLDER & BOARD OF DIRECTORS CONSENT

        4.1        The foregoing Plan of Ownership and Merger was duly adopted by the Sole Shareholder and the Board of Directors of each respective corporation on the 15th day of December, 1997.

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  EXHIBIT 3.5